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                                                                    EXHIBIT 23.6


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-3 of our report dated March 10, 1999 relating to the financial statements of FutureTense, Inc., which appears in Open Market's Annual Report on Form 10-K, as amended, for the year ended December 31, 2000 which appears in the Registration Statement on Form S-4 (No. 333-66488) and the related Joint Proxy Statement/Prospectus of divine, inc., and which is incorporated by reference in divine, inc.'s Form 8-K filed with the SEC on October 29, 2001. The financial statements of FutureTense, Inc. are not incorporated by reference in this Amendment No. 1 to Form S-3 and we have not audited any financial statements of FutureTense, Inc. subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 19, 2001